Exhibit 2.2

FIRST AMENDMENT TO THE
ASSIGNMENT AND ASSUMPTION AND MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT to the Assignment and Assumption and Management Agreement, dated May 24, 2007, by and among ASAP Show, Inc. a Nevada corporation (the “Company”), ASAP Holdings, Inc., a Nevada corporation (the “Subsidiary”) and Frank Yuan (the “Manager”), collectively referred to as the “Parties,” (the “Agreement”) entered into this _____ day of August, 2007, amends the Agreement as follows (the “Amendment”):

RECITALS

WHEREAS, the Parties entered the Agreement, attached hereto as Exhibit A, May 24, 2007; and

WHEREAS, in furtherance of the Agreement, the Parties wish to amend the Agreement in order to correct an error by changing the Subsidiary’s name from ASAP Holdings, Inc. to ASAP Expo, Inc.

AGREEMENT

Accordingly, the Parties hereby agree as follows:

1.	The opening paragraph of the Agreement is hereby amended to read as follows:

a.
This Assignment and Assumption and Management Agreement (this “Agreement”) is made and entered into on May 24, 2007, by and among the following parties (each a “Party” and collectively, the “Parties”): ASAP Show, Inc. a Nevada corporation (the “Company”), ASAP Expo, Inc. a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Frank Yuan (the “Manager”).

2.	Except as otherwise provided herein, all other terms of this Agreement remain in full force and effect.

3.
This Amendment sets forth the entire understanding and agreement of the Parties, and supersedes any and all prior contemporaneous oral or written agreements or understandings between the Parties as to the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of Nevada.

4.	This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above.

ASAP Show, Inc.:

/s/ Frank S. Yuan_________________
By: Frank S. Yuan
Its: Chief Executive Officer

ASAP Expo, Inc.:

/s/ Frank S. Yuan_________________
By: Frank S. Yuan
Its: Chief Executive Officer

Manager:

/s/ Frank S. Yuan_________________
Frank S. Yuan